UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 28, 2024

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2024, Tonix Pharmaceuticals Holding Corp. (the “Company”) entered into an Other Transaction Agreement (“OTA”) with the Defense Threat Reduction Agency (“DTRA”), an agency within the U.S. Department of Defense, through Advanced Technology International, an entity acting on behalf of the Medical CBRN Defense Consortium, under the authority of the U.S. Department of Defense. The OTA incorporates the terms and conditions of a Base Agreement (the “Base Agreement”, and together with the OTA, the “Agreement”) between the Company and DTRA. The objective of the Agreement is to develop a small molecule broad-spectrum antiviral for the prevention or treatment of viral infections to improve the medical readiness of military personnel in biological threat environments. The OTA will fund the development of the Company’s TNX-4200 program to develop an orally available small molecule that reduces CD45 enzymatic activity, with broad-spectrum efficacy against a range of viral families through the completion of Phase 1 clinical evaluation. The program is expected to establish physicochemical properties, pharmacokinetics, and safety attributes to support an Investigational New Drug submission with the U.S. Food and Drug Administration, and to fund a first-in-human Phase 1 clinical study.

The OTA provides for payments totaling up to $34 million over five years upon the achievement of specified development milestones relating to the Company’s TNX-4200 program.

The Agreement contains terms and conditions that are customary for U.S. Government agreements of this nature, including provisions giving the U.S. Government the right to terminate the Agreement based on a reasonable determination that the project funded under the OTA will not produce beneficial results commensurate with the expenditure of resources and that termination would be in the U.S. Government’s interest.

The foregoing description of the material terms of the OTA and Base Agreement does not purport to be complete and is qualified in its entirety by reference to the OTA and Base Agreement, which will be filed with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: July 1, 2024	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer